EXHIBIT 4.1

                   CONVERTIBLE NOTE AGREEMENT

$_________                                          ____________

Date: _______________

      FOR VALUE RECEIVED, the undersigned Innovo Group Inc., a Delaware corporation ("Company"), hereby promises to pay to
____________,    an    individual    with    an    address     of
_______________("Holder"), at such place as Holder may specify, in lawful money of the United States of America, the principal amount of $________ on June ___, 2005 (the "Maturity Date"), plus interest on the principal amount outstanding from time to time hereunder at a rate equal to seven and one half percent (7.5%) per annum. Interest shall be calculated in arrears on the principal amount outstanding through the last day of each month and shall be due and payable in arrears in monthly installments on the first business day of each month commencing on July 1, 2004 and ending on the Maturity Date. Interest shall be computed on the basis of a 365 day year. The Company shall pay interest only on the principal amount outstanding hereunder from the date of this Agreement until the day immediately prior to the Maturity Date and on the Maturity Date, the Company shall repay the principal amount outstanding plus any otherwise unpaid interest in the full amount, unless either (i) Holder elects to convert all or a portion of the loan under this Agreement into shares of common stock of the Company in accordance with Section 4; or (ii) the Company elects to prepay the loan evidenced by this Agreement in accordance with Section 3 and, after receipt of written notice of such election, Holder declines or does not exercise his right to convert any part of the loan into shares of common stock of the Company in accordance with Section 4.

      1. Advances; Payments. On or before the date of this Convertible Note Agreement (the "Agreement"), Holder will deliver to Company in immediately available funds the principal amount specified above (net of any costs and expenses to be paid by Company to Holder).

      All payments under this Agreement shall be applied first to interest and then to principal. Any principal or interest payments on this Agreement outstanding after the occurrence and during the continuance of a default under this Agreement shall bear interest at a rate equal to the lesser of (i) the lawful legal rate or (ii) three percent (3%) above the interest rate otherwise applicable under this Agreement.

     2.   Representations, Warranties and Covenants of Company.

          (a) Corporate Existence and Authority. Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has all requisite power to execute and deliver this Agreement, and to perform the provisions of this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved by Company.

           (b) Compliance with Law. Company has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to Company's ownership of real or personal property, the conduct and licensing of Company's business, and all environmental matters.

           (c) Disclosure. No representation, other statement or information made or provided by Company to Holder contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Holder not misleading.

           (d) Information. Company will provide Holder with access to or copies of Company's books, records, financial statements and such additional financial and other information as Holder may reasonably request from time to time; provided, however, to the extent such information is not otherwise publicly available, such information shall be kept confidential by Holder.

3. Prepayments. For the first three months from the date of this Agreement, Company may not, at any time, prepay the loan evidenced hereby. Thereafter, upon written notice by the Company to the Holder, Company may, at its option, elect to prepay all or a portion of the principal amount plus any unpaid and accrued interest due hereunder without penalty. Notwithstanding any of the forgoing provisions, upon receipt of the Company's notice to prepay all or part of the principal amount plus any unpaid and accrued interest due hereunder, Holder shall have the right to prevent Company from prepaying by electing to convert all or a portion of the principal amount plus any unpaid and accrued interest due into shares of the common stock of the Company in accordance with Section 4 herein.

4.   Optional Conversion.

          (a) At Holder's sole and exclusive option, at any time after the effective date of this Agreement or within three (3) business days following receipt by Holder of notice from the Company that it wishes to exercise its prepayment rights set forth in Section 3, all or a portion of the outstanding principal balance and all unpaid and accrued interest due under the loan as of the Conversion Date evidenced by this Agreement shall be convertible, without the payment of any additional consideration by the Holder and at the option of the Holder, into fully paid, nonassessable shares of common stock of the Company subject to such adjustment, if any, of the conversion rate and the securities issuable upon conversion as may be required by the provisions  of  Section 5 of this Agreement.  In  the  event  the
Holder  elects  to  convert, Company shall issue  the  number  of shares of common stock equivalent to the amount calculated by converting the outstanding principal balance to be converted and all unpaid and accrued interest due under the loan evidenced by this Agreement as of the Conversion Date into shares of common stock at a price per share that is equal to one hundred ten percent (110%) of the average of the closing price of the common stock of the Company as reported on the Nasdaq SmallCap Market for the five days immediately preceding the date of this Agreement. The outstanding principal shall continue to accrue interest, and Company shall be obligated to pay such interest, according to the terms and conditions of this Agreement until the Conversion Date (as defined below). In the event of a conversion of a portion of the loan, this Agreement shall be amended to reflect the unredeemed amount due and payable to Holder and all other terms of this Agreement shall remain in full force and effect.

           (b) In order for the Holder to convert any amounts owing under this Agreement into shares of common stock of the Company, Holder shall deliver a written notice to Company that the Holder elects to convert this Agreement setting forth the amount of principal subject to conversion. Any conversion made at the election of the Holder shall be deemed to have been made immediately prior to the close of business on the date Company is deemed to have received such notice, and the Holder or its nominee or nominees entitled to receive the shares of common stock of the Company shall be treated for all such purposes as the record holder or holders of such shares of common stock on such date (the "Conversion Date"). Company shall have no obligation to issue any fractional shares upon conversion. Any fractional shares shall be rounded up to the nearest whole share.

          (c) The Company agrees (a) that the shares issuable upon any conversion of this Agreement shall be "Registrable Securities" under the Registration Rights Agreement (the "Registration Rights Agreement") between the Company and Holder, a copy of which is attached hereto and incorporated herein by reference as Exhibit A and (b) that the Holder shall have the rights and obligations of a Holder set forth on the Registration Rights Agreement.

5. Reclassification, Consolidation, Merger, Sale or Conveyance. In case of any reclassification or change of outstanding shares of common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company whether into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of outstanding shares of common stock of the Company), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall execute and deliver to the Holder a supplemental Agreement, in form satisfactory to the Holder which shall provide that the Holder shall have the right thereafter to convert all or any part of the loan under this Agreement into the kind and amount of shares of stock of the Company or such successor or purchasing corporation and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance, into which the loan under this Agreement might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental Agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances. Company shall promptly give Holder notice of any events giving rise to the issuance of a Supplemental Agreement under this Section 5.


6. Fees and Expenses. Each party to this Agreement shall be responsible for all costs and expenses, including reasonable attorneys' fees incurred in the preparation of this Agreement and the other documents executed in connection with this Agreement. Company shall also have delivered a warrant to purchase stock to Holder in form reasonably acceptable to Holder (together with the Agreement and any other documents delivered in connection with this Agreement, the "Loan Documents"). Company shall pay all reasonable and actual costs that Holder incurs in successfully enforcing this Agreement, including without limitation reasonable attorneys' fees and expenses.

7.   Events of Default; Remedies.

          (a)  Events of Default.  If any of the following events
("Events  of  Default") shall occur and be  continuing  (for  any
reason   whatsoever  and  whether  it  shall  be   voluntary   or
involuntary or by operation of law or otherwise):

               (i) default shall be made in the payment of the principal of, or interest on, the loan when and as the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise; or

               (ii) default shall be made in the performance or observance of any covenant, agreement or condition contained in this Agreement and such default shall have continued for a period of five (5) business days; or

               (iii) Company's dissolution, termination of existence or insolvency, the appointment of a receiver of all or any part of the property of Company; an assignment for the benefit of creditors by Company; or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Company which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of 60 days or more; or

               (iv) any representation, warranty, financial statement or other information made or furnished by Company to Holder, or any other documents or agreements contemplated hereby and thereby or in any certificate or other instrument delivered hereunder or pursuant hereto or in connection with any provision hereof shall be false or incorrect in any material respect on the date as of which made or furnished;

           then (x) upon the occurrence of any Event of Default described in (iii), the unpaid principal amount of the loan, together with the interest accrued thereon and all other amounts payable by Company under this Agreement, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company or (y) upon the occurrence of any other Event of Default, Holder may, by written notice to Company, declare the unpaid principal amount of the loan to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and all other amounts payable by Company hereunder.

          (b) Suits for Enforcement. If any Event of Default shall have occurred and be continuing, Holder may proceed to protect and enforce its rights against Company, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or Holder may proceed to enforce the payment by Company of all sums due under this Agreement or to enforce any other legal or equitable right of Holder. Company covenants that, if it shall default in the making of any payment due hereunder or in the performance or observance of any agreement contained in this Agreement, it will pay to Holder such further amounts, to the extent lawful, to cover any reasonable costs and expenses of collection or of otherwise enforcing Holder's rights, including without limitation the reasonable counsel fees and costs and expenses incurred in connection with any restructuring, negotiation, refinancing, workout, bankruptcy or other similar transaction or proceeding.

          (c) Remedies Cumulative. No remedy herein conferred upon Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          (d)  Remedies Not Waived.  No course of dealing between
Company and any other person and no delay or failure in exercising any rights hereunder or under the loan in respect thereof shall operate as a waiver of Holder's rights.

8.   Miscellaneous.

          (a) Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Company, Holder and each of their respective successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each person who shall from time to time be a holder of the loan.

          (b) Notices. All notices and other communications provided for in this Agreement shall be in writing and delivered by registered or certified mail, postage prepaid, or delivered by overnight courier (for next business day delivery) or telecopied, addressed as follows, or at such other address as any of the parties hereto may hereafter designate by notice to the other parties given at the addresses set forth on the signature page:

          If to Company: Innovo Group Inc.
                    ATTN: Jay Furrow, CEO
                    5804 E. Slauson Avenue
                    Commerce, CA 90046

          If to Holder:  ________________________
                         ________________________
                         ________________________

          Any such notice or communication shall be deemed to have been duly given and received on the fifth (5th) day after being so mailed, the next business day after delivery by overnight courier, when received when sent by telecopy or upon receipt when delivered personally.

          (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow.

          (d) Amendments. This Agreement may only be amended by a writing duly executed by the parties hereto.

          (e) Severability. If any term or provision of this Agreement or any other document executed in connection herewith shall be determined to be illegal or unenforceable, all other terms and provisions hereof and thereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee and the United States of America, both substantive and remedial. Any judicial proceeding brought against either of the parties to this agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Tennessee or in the United States District Court for the Eastern District of Tennessee and, by its execution and delivery of this agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

          (g) Entire Agreement. This Agreement contains the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes all previous oral and written, and all previous contemporaneous oral negotiations, commitments and understandings.

          (h) Further Assurances. The parties agree to promptly to execute and deliver such documents and to take such other acts as are reasonably necessary to effectuate the purposes of this Agreement.

          (i) Headings. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           (j) Assignments and Participations. Company may not assign its rights or obligations hereunder or under the loan without the prior written consent of Holder. Holder may assign all or any portion of the loan or warrant without the prior consent of Company. Holder may sell or agree to sell to one or more other persons a participation in all or any part of any of the loan or warrant without the prior consent of Company. Upon surrender of the loan or warrant, Company shall execute and deliver one or more substitute notes, warrants or other securities in such denominations required by Holder's designated transferee or transferees. Holder may furnish any information in the possession of Holder concerning Company, or any of its respective subsidiaries, from time to time to assignees and participants (including prospective assignees and participants).

           (k) Waivers; Indemnity. Company waives presentment and demand for payment, notice of dishonor, protest of this Agreement, and shall pay all costs of collection when incurred, including reasonable attorneys' fees, costs and expenses. Company shall indemnify and hold harmless from any claim, obligation or liability (including without limitation reasonable attorneys fees and expenses) arising out of this Agreement.



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


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year set forth above.

COMPANY:                           HOLDER:


By:  _______________________        By: _________________________
     Samuel J. Furrow, Jr.              Name
     Chief Executive Officer

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